UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-1(c) or §240.14a-12

ROPER INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROPER INDUSTRIES, INC.

2160 Satellite Boulevard, Suite 200

Duluth, Georgia 30097

770-495-5100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 6, 2005

To the Shareholders of

Roper Industries, Inc.:

Notice is hereby given that the 2005 Annual Meeting of Shareholders of Roper Industries, Inc. (the “Annual Meeting”) will be held at our corporate offices at 2160 Satellite Boulevard, Suite 200, Duluth, Georgia 30097 on Monday, June 6, 2005, at noon, local time, for the following purposes:

1. To elect three (3) directors;

2. To consider approval of an amendment to Article 4 of the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company; and

3. To transact any other business properly brought before the meeting.

Only shareholders of record at the close of business on April 15, 2005 will be entitled to vote at the Annual Meeting or any adjourned meeting, and these shareholders will be entitled to vote whether or not they have transferred any of their common stock since that date.

SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors

Brian D. Jellison
Chairman, President and Chief Executive Officer

Duluth, Georgia

April 28, 2005

PROXY STATEMENT

GENERAL

This Proxy Statement is being furnished to shareholders of Roper Industries, Inc. (the “Company” or “Roper”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held at the time and place set forth in the accompanying notice (“Annual Meeting”). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about April 28, 2005. At the Annual Meeting, shareholders of the Company will be asked to elect three directors of the Company to serve terms expiring in 2008.

All shareholders are urged to read this Proxy Statement carefully and in its entirety.

MEETING INFORMATION

The Annual Meeting will be held on June 6, 2005, at noon, local time, at our corporate offices at 2160 Satellite Boulevard, Suite 200, Duluth, Georgia 30097.

SOLICITATION OF PROXIES

The enclosed Proxy is solicited by the Board of Directors of Roper Industries, Inc. We will bear the costs of proxy solicitation. In addition to soliciting proxies by use of the mails, our officers and regular employees may devote part of their time, without additional compensation, to solicitation by fax, telephone or personal calls. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to beneficial owners and for reimbursement of their out-of-pocket and clerical expenses incurred in that connection. The Company has engaged Georgeson Shareholder Communications, Inc. as the proxy solicitor for the meeting for a fee of approximately $10,000 plus reasonable expenses.

Where multiple shareholders share the same address, only one copy of this Proxy Statement will be mailed to that address unless we have been notified by such shareholders of their desire to receive multiple copies of the Proxy Statement. If you share an address with another shareholder and wish to receive a separate Proxy Statement, you may instruct us to provide a separate Proxy Statement by writing to the attention of the Chief Financial Officer at the address set forth in the following paragraph, or by calling at 770-495-5100. Shareholders who share the same address and already receive multiple copies of the Proxy Statement but prefer to receive a single copy may contact us at the same address and phone number to make such request.

The mailing address of our principal executive offices is Roper Industries, Inc., 2160 Satellite Boulevard, Suite 200, Duluth, Georgia 30097. This proxy statement is accompanied by the Company’s 2004 Annual Report. On written request mailed to the attention of Chief Financial Officer at the above address, the Company will provide without charge a copy of our 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). In addition, this report and exhibits are available on the internet at www.sec.gov. The Annual Report on Form 10-K is not part of these proxy soliciting materials.

Please note that in August 2003, we changed our fiscal year end from October 31 to December 31. This attached Proxy Statement, therefore, includes disclosures for both the two-month transition period ended December 31, 2002 and our fiscal year ended December 31, 2003, and for the combined fourteen-months ended December 31, 2003.

RECORD DATE; VOTING RIGHTS

As of April 15, 2005 (the “record date”), we had outstanding 42,546,714 shares of common stock, all of which are entitled to vote. Our Restated Certificate of Incorporation, as amended, (the “Certificate of Incorporation”) provides that the holder of each outstanding share of common stock is entitled to five (5) votes, except that holders of outstanding shares of common stock with respect to which there has been a change in beneficial ownership during the four (4) years immediately preceding the record date will be entitled to one (1) vote per share. Accordingly, shares owned on or before April 15, 2001, and as to which there has been no change in beneficial ownership since that date, are entitled to five (5) votes per share. The actual voting power of each holder of common stock will be based on stock ownership on the record date, according to shareholder records at the time of the Annual Meeting. Proxies will be voted with one (1) vote for each share if they do not confirm the date of beneficial ownership by showing which shares are entitled to five (5) votes. See “OTHER INFORMATION—Voting by Proxy and Confirmation of Beneficial Ownership” on page 22.

You are urged to sign the enclosed Proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with your directions. If a Proxy is signed, but no directions are given, it will be voted (i) FOR the election of the nominees named herein for Director, and (ii) FOR the approval of the amendment to the Certificate of Incorporation.

Under the rules of the New York Stock Exchange (the “NYSE”), brokers who hold shares in “street name” have discretionary authority to vote on the election of directors and on other routine items when they have not received instructions from beneficial owners. The approval of the amendment to the Certificate of Incorporation is also a routine matter. Therefore, if you do not vote your Proxy, your brokerage firm may either vote your shares on these routine matters, or leave your shares unvoted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and determining the outcome of the vote on routine matters. While not applicable for the matters described below, a brokerage firm cannot vote customers’ shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your Proxy and your brokerage firm cannot vote your shares on a non-routine matter (a “broker non-vote”), your shares would not be voted and would not be counted in determining the number of shares necessary for approval. Shares represented by any broker non-votes would, however, be counted in determining whether there is a quorum to conduct business at the meeting. We encourage you to provide instructions to your brokerage firm by signing and returning your proxy.

With regard to the election of directors, votes may be cast in favor of all nominees or withhold from all nominees or any particular nominee. Directors will be elected by a plurality of the votes of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. Votes that are withheld and abstentions will be excluded entirely from the vote calculation and will have no effect on the outcome of the voting.

With respect to approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock, votes may be cast for, against or abstain. The approval of the amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the proposal. Abstentions with respect to approval of the amendment to the Certificate of Incorporation will have the effect of votes against the proposal.

VOTING PROCEDURES

The presence, in person or by proxy, of the owners of a majority of the votes entitled to be cast is necessary for a quorum at the Annual Meeting.

All shares of common stock in the Roper Industries, Inc. Employee’s Retirement Savings 003 Plan, the Roper Industries, Inc. Employee’s Retirement Savings 004 Plan and the Roper Industries, Inc. Employee Stock

Purchase Plan that have been allocated to the account of a participant in each such plan for which the respective plan trustee receives voting instructions will be voted in accordance with those instructions. Common stock which has been allocated to the plan account of a participant and for which a trustee has not received voting instructions will not be voted.

COMMON STOCK OWNERSHIP BY MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the ownership of our single class of common stock issued and outstanding as of December 31, 2004 for:

•	each shareholder known by us to own beneficially more than 5% of our outstanding shares of common stock,

•	each Director,

•	our chief executive officer and each of our other five most highly compensated executive officers (the “Named Executive Officers”), and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 15, 2005 are deemed exercised and outstanding, while these shares are not deemed exercised and outstanding for computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner *	Beneficial Ownership of Common Stock	Percent of Class
T. Rowe Price Associates, Inc.(1)	5,230,842	12.2%
Franklin Resources, Inc.(3)	2,570,538	6.0%
W. Lawrence Banks(3)	137,600	**
David W. Devonshire(3)	8,000	**
Donald G. Calder(3)(4)	292,988	**
John F. Fort III(3)(5)	39,100	**
Brian D. Jellison(3)	320,167	**
Derrick N. Key(3)	521,189	1.2%
Wilbur J. Prezzano(3)	41,600	**
Georg Graf Schall-Riaucour(3)(6)	446,600	1.0%
Eriberto R. Scocimara(3)(7)	68,114	**
Christopher Wright(3)	59,872	**
Nigel W. Crocker(3)	78,760	**
C. Thomas O’Grady(3)	40,606	**
Michael W. Towe(3)	25,000	**
Timothy J. Winfrey(3)	33,666	**
Benjamin W. Wood(3)	18,977	**
All directors and executive officers as a group (15 persons)(8)	2,132,239	5.0%

*

Each share beneficially owned continuously for at least four years is entitled to five votes per share. Therefore, the voting power of the persons listed above may significantly exceed the number of shares shown as beneficially owned either now or in the future. See “Other Information—Voting by Proxy and Confirmation of Beneficial Ownership” beginning on page 22.

**	Less than 1%.

(1)	The beneficial owner’s business address is 100 East Pratt Street, Baltimore, Maryland 21202; has no voting power with respect to 4,335,500 shares. Such shares includes 2,700,000 shares beneficially owned by T. Rowe Price Mid-Cap Growth Fund, Inc. Such information is included based upon information provided in a Schedule 13G/A filed with the SEC on February 11, 2005.

(2)	The beneficial owner’s address is One Franklin Parkway, San Mateo, California 94403. Franklin Resources, Inc. (“FR”) is a registered investment advisor. Such shares includes 2,294,900 shares beneficially owned by Franklin Advisory Services, LLC, One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey, 07024. In its capacity as investment advisor, FR may have discretionary authority to dispose of or to vote shares that are under its management. As a result, FR may be deemed to have beneficial ownership of such shares. However, FR does not have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. Of the shares set forth above, FR had no voting power with respect to 3,000 shares. Such information is included based upon information provided in a Schedule 13G/A filed with the SEC on February 14, 2005.

(3)	Includes 8,000 shares (Mr. Banks), 4,000 shares (Mr. Devonshire), 116,944 shares (Mr. Calder), 5,000 shares (Mr. Fort), 55,000 shares (Mr. Jellison), 34,028 shares (Mr. Key), 4,000 shares (Mr. Prezzano), 20,000 shares (Mr. Schall-Riaucour), 19,684 shares (Mr. Scocimara), 30,272 shares (Mr. Wright), 10,321 shares (Mr. Crocker), 3,607 shares (Mr. O’Grady), 15,000 shares (Mr. Towe), 5,000 shares (Mr. Winfrey), and 5,000 shares (Mr. Wood) subject to options exercisable within 60 days of April 15, 2005.

(4)	Includes (a) 12,600 shares owned by a family foundation of which Mr. Calder is president and a director, (b) 119,444 shares owned by Mr. Calder’s spouse and (c) 14,400 shares held by a trust with respect to which Mr. Calder is a co-trustee and shares voting and disposition powers. Mr. Calder disclaims any beneficial ownership interest in any shares owned by his spouse.

(5)	Includes 11,000 shares owned by Mr. Fort’s spouse as to which he disclaims any beneficial ownership.

(6)	Includes 399,000 shares owned by Wittelsbacher Ausgleichsfonds, a German foundation of which Mr. Schall-Riaucour is general director, and as such, is authorized to vote and dispose of such shares. Mr. Schall-Riaucour disclaims beneficial ownership of all such shares.

(7)	Includes 18,830 shares owned by Mr. Scocimara’s spouse as to all of which he disclaims any beneficial ownership.

(8)	Includes 840,667 shares subject to options exercisable within 60 days of April 15, 2005. We believe that approximately 1,048,480 of the shares beneficially owned by our non-management Directors are entitled to five votes per share and that approximately 51 of the shares beneficially owned by our executive officers are entitled to five votes per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, except for one former executive officer, all of our executive officers and directors complied with applicable Section 16(a) filing requirements. Mr. James A. Mannebach, a former executive officer of the Company, did not file a Form 4 within two business days to report one transaction. This late filing was inadvertent and was filed one day late.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

PROPOSAL 1:	Election of Three (3) Directors

Our Certificate of Incorporation provides that the Board of Directors shall consist of such number of members as may be fixed, from time to time, by the Board of Directors, but not less than the minimum number required under Delaware law. The Board of Directors has currently fixed the number of directors at 10. The Certificate of Incorporation also provides that the Board of Directors shall be divided into three classes of directors, as nearly equal in number as possible, with the term of one class expiring at each annual meeting of shareholders and each class serving three-year terms. Two of the three classes comprise three directors and the third class comprises four directors.

The terms of office of Messrs. Calder, Key and Wright expire at the Annual Meeting. Upon recommendation of the Company’s independent Nominating and Governance Committee, the Board of Directors has nominated such persons to stand for reelection as directors for terms expiring at the 2008 Annual Meeting of Shareholders. Proxies received without voting instructions will be voted FOR the nominees listed below. In the event any nominee is unable to serve (which is not anticipated), the Proxy will be voted for a substitute nominee selected by the Board of Directors.

Certain information about the Nominees, whose current terms will expire in 2005, and who are presently members of the Board of Directors is set forth below:

Nominees for reelection at the 2005 Annual Meeting for terms expiring at the 2008 Annual Meeting	Positions and Offices with Roper	Age
Donald G. Calder(1)	Director	67
Derrick N. Key(1)	Director	57
Christopher Wright(2)(3)	Director	47

Certain information about the directors whose terms continue, who are directors of Roper, is set forth below:

Incumbent directors whose terms expire at the 2006 Annual Meeting
Wilbur J. Prezzano(1)(3)	Director	64
Georg Graf Schall-Riaucour(4)	Director	65
Eriberto R. Scocimara(4)	Director	69

Incumbent directors whose terms expire at the 2007 Annual Meeting
Brian D. Jellison(1)	Chairman of the Board, President and Chief Executive Officer	59
W. Lawrence Banks(2)	Director	66
David W. Devonshire(3)(4)	Director	59
John F. Fort III(2)	Director	63

(1)	Member of the Executive Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Corporate Governance and Nominating Committee.

(4)	Member of the Audit Committee.

Donald G. Calder has been a director since December 1981, our Vice President from December 1981 until May 1996 and our Treasurer from December 1991 to May 1993. Mr. Calder is president and director of G.L. Ohrstrom & Co., Inc., a privately held U.S. company, and was a partner of its predecessor, G.L. Ohrstrom & Co., from 1970 to October 1996. Mr. Calder is also a part-time employee of Roper. He is a director of Carlisle Companies Incorporated, Central Securities Corp., Brown-Forman Corp. and several privately owned companies.

Derrick N. Key has been a director since December 1991. Mr. Key served as our Chairman from November 1994 through November 20, 2003. He was our Chief Executive Officer from December 1991 to November 2001 and was our President from February 1989 to November 2001. Mr. Key was a Vice President of Roper from June 1982 until February 1989, and president of Roper Pump Company, a Roper subsidiary, from November 1985 until November 1991. Mr. Key is currently a part-time employee of Roper. Since September 2002, Mr. Key has served as vice-chairman of the board of directors of G.L. Ohrstrom & Co., Inc. and is a director of several privately owned companies.

Christopher Wright has been a director since December 1991. Mr. Wright is a director of Merifin Capital, Inc., an affiliate of a private European investment firm. From May 2000 through June 2003, Mr. Wright was chief executive officer of Dresdner Kleinwort Capital, the private equity arm of Dresdner Bank Group AG, Frankfurt, and from July 1998 through June 2003, he was a managing director of its affiliate, Dresdner Kleinwort Wasserstein. Since 1986, he has served on the boards of several privately owned companies and venture capital funds and is a director of Genaissance Pharmaceuticals, Inc., Lombard Risk Management PLC and I Document Systems plc. Mr. Wright is also a director of Mrs. Fields Holdings Inc. and an advisory director of Campbell Lutyens & Co. Ltd., a private U.K. investment bank.

Wilbur J. Prezzano has been a director since September 1997. Following completion of a 32-year career at Eastman Kodak Company where he served in various executive capacities, Mr. Prezzano retired in January 1997 as its board vice-chairman and as chairman and president of its greater China region businesses. Mr. Prezzano served as a director of Eastman Kodak Company from May 1992 until his retirement. Mr. Prezzano is a director of TD Bank Financial Group and Lance, Inc.

Georg Graf Schall-Riaucour has been a Director since January 1995. He served as in-house Legal Counsel to Allianz Insurance AG, Munich, and since 1971 he has been Senior Partner of the Munich, Germany law firm of Beiten Burhardt. He was presiding Judge of the Court of Ethics for attorneys in Bavaria. He has been General Director of Wittelsbacher Ausgleichsfonds, a German Foundation, comprising the fortune of the former Royal Bavarian Family since May 1994 and retired from this office effective March 31, 2005. Up to this date he was a Director of several privately held German and US companies.

Eriberto R. Scocimara has been a director since December 1991, and was earlier a director from December 1981 to December 1984. Mr. Scocimara has been president and chief executive officer of the Hungarian-American Enterprise Fund, a privately-managed investment company, since April 1994, and he has been the president of Scocimara & Company, Inc., an investment management company, since 1984. Mr. Scocimara is a director of Carlisle Companies Incorporated, Quaker Fabric Corporation, Euronet Services, Inc. and several privately held companies.

Brian D. Jellison has served as our President and Chief Executive Officer since November 6, 2001 when he first joined Roper and became Chairman of the Board of Directors on November 20, 2003, succeeding Mr. Key in those offices. From January 1998 to July 2001, Mr. Jellison was corporate executive vice president of Ingersoll-Rand Company, or IR. During this period, in addition to serving as executive vice president, Mr. Jellison held the following positions: president of the industrial sector, president of the infrastructure development sector, and president of IR Europe. From 1994 to 1998, he was a corporate vice president and head of IR’s architectural hardware business. From 1985 until 1994, he held several IR product line, division and group senior executive positions, with lead responsibility for the financial performance and supervision of a wide variety of global businesses. During his career at IR, Mr. Jellison assumed the principal responsibility for completing and integrating a variety of public and private new business acquisitions. He is a director of Champion Enterprises, Inc. and serves on its board, its audit and financial resources committee and its compensation and human resources committee.

W. Lawrence Banks has been a director since December 1991. He served as a director of Robert Fleming & Co., Limited, a British merchant banking firm, from 1974, and as its deputy chairman from April 1990, until March 1998 when he retired from that firm. Prior to his retirement he also served as chairman of its U.S. subsidiary Robert Fleming, Inc., a U.S. investment banking company.

David W. Devonshire has been a director since November 20, 2002. Since April 2002, he has served as executive vice president and chief financial officer of Motorola, Inc. From January 1998 to March 2002, he served as executive vice president and chief financial officer of Ingersoll-Rand Company, prior to which from July 1993 he served as senior vice president and chief financial officer of Owens Corning. Mr. Devonshire is also a director of ArvinMeritor, Inc.

John F. Fort III has been a director since December 1995. From March 2003 to March 2004, he served as an advisor director of Tyco International Ltd. Prior thereto, he was a director and was formerly its chairman (from December 1982 through January 1993) and chief executive officer (from December 1982 through July 1992) prior to his retirement in January 1993.

Nominating Process

The three directors standing for reelection at the Annual Meeting were unanimously nominated by our Board of Directors. Our independent Nominating and Governance Committee, acting under its charter has determined the desired skills, ability, judgment and other criteria deemed appropriate for service as a director and is responsible for recommending new director candidates and re-nomination of existing directors based on those criteria, which includes, but is not limited to: high personal and professional ethics, integrity and values; knowledge of Company’s business environment; sound judgment and analytical ability; skills and experience in the context of the needs of the Board of Directors; breath of business experience; and whether the candidate meets the independence requirements of NYSE.

The Company engages a third party to help identify potential nominees. The Board of Directors’ process for identifying and evaluating potential nominees also includes soliciting recommendations from directors of the Company.

Director Independence

The Board of Directors has a majority of independent directors as defined by the listing standards of the NYSE. In February 2005, the Board of Directors adopted revised director independence standards. As required by the director independence standards, the Board of Directors reviewed and analyzed the independence of each director in February 2005. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors examined transactions and relationships between directors or their affiliates and Roper or our management. As a result of this review, the Board of Directors affirmatively determined that all directors are independent, except for Messrs. Jellison, Key and Calder, and that each member of the Audit, Compensation, and Nominating and Governance Committees is independent for purposes of serving on such Committees. Our director independence standards are available on our website (www.roperind.com) and may be obtained upon request from our Chief Financial Officer.

Meetings of the Board of Directors and Its Committees

The Board of Directors of the Company, which held five meetings during the fiscal year ended December 31, 2004, has standing Executive, Audit, Compensation, and Nominating and Governance Committees. Each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee operates under a written charter, copies of which can be viewed on our website (www.roperind.com) and may be obtained upon request from our Chief Financial Officer.

The Executive Committee, which has the authority to exercise all powers of the Board of Directors between regularly scheduled Board of Directors meetings, met one time during the fiscal year December 31, 2004.

The functions and responsibilities of the Audit Committee are described in the “AUDIT COMMITTEE REPORT” on page 18. The Audit Committee held eleven meetings during the fiscal year ended December 31, 2004. The Board of Directors has determined that based on his extensive background and expertise, particularly as the chief financial officer of various other public companies, Mr. Devonshire, meets the criteria of an “audit committee financial expert” under SEC rules and has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Compensation Committee administers our executive incentive compensation programs and decides upon annual salary levels and incentive compensation awards for the Company’s executive officers. The Compensation Committee held two meetings during the fiscal year ended December 31, 2004.

During the fiscal year ended December 31, 2004, all of our directors attended at least 75% of the total number of meetings of the Board of Directors and of any Committee on which he served. We encourage, but do not require, our directors to attend the annual meetings of shareholders. The Board of Directors has not implemented a formal policy regarding director attendance at the Annual Meeting. One of our directors, Mr. Jellison, the Chairman of the Board of Directors, attended the 2004 annual meeting of shareholders.

Our non-management directors meet in executive session at each board meeting. The non-management directors choose the director who presides at these meetings, and that role is rotated.

Shareholder Communications

Our Board of Directors provides a process for shareholders to send written communications to the Board of Directors. Shareholders may send written communications to the Board of Directors, or the non-management members of the Board of Directors, in care of Roper Industries, Inc., 2160 Satellite Blvd., Suite 200, Duluth, Georgia 30097, Attention: Chief Financial Officer. The Chief Financial Officer will compile all such communications from shareholders and submit them as addressed to the directors on a periodic basis. This process for shareholders to send such written communications also is set forth on our website (www.roperind.com).

Director Nominations by Shareholders

Neither our Board of Directors nor the Nominating and Governance Committee has a specific policy regarding consideration of shareholder director nominees. However, shareholder nominees submitted pursuant to the following will be considered. Under our By-laws, nominations for director may be made by a shareholder of record entitled to vote. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and materials required by the By-laws to our Chief Financial Officer not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. No shareholder director nominee proposal in connection with the Annual Meeting was received under our By-laws or otherwise from any shareholder or group of shareholders. For our 2006 Annual Meeting we must receive this notice on or after February 6, 2006, and on or before March 8, 2006. You can obtain a copy of the full text of the by-law provision by writing to Roper Industries, Inc., 2160 Satellite Boulevard, Suite 200, Duluth, Georgia 30097, Attention: Chief Financial Officer. A copy of our By-laws has been filed with the SEC as an exhibit to our Quarterly Report on Form 10-Q filed September 13, 2000. A copy of the By-laws can also be viewed on our website (www.roperind.com).

Compensation of Directors

Each director, except Messrs. Key and Jellison, received an annual fee of $42,500, paid in quarterly installments, and additional fees of $2,000 for each day of attendance in person at board meetings. Additionally, the chairman of each of the Audit, Compensation, and Nominating and Governance Committees received an annual retainer of $5,000, and each board committee member (including its chairman) received $1,000 for each day of attendance in person at board committee meetings, unless the board committee meeting is the same day of a regularly scheduled board meeting.

Directors who were also employees were eligible to participate (i) in the Roper Industries, Inc. Employees’ Retirement Savings 003 Plan, to which we contributed a minimum of 3% and up to a maximum of 7½% of their eligible earnings and (ii) the 2000 Incentive Plan in which management and other employees participate. Directors who were not employees were entitled to participate in the Company’s 1993 Stock Plan for Non-employee Directors which provides for annual grants of up to 4,000 options to purchase shares of common stock or of restricted shares of common stock, or some combination of both, commencing in the year of the first annual meeting of shareholders following the year of initial appointment, subject to adjustment for certain capital transactions.

During 2004, members of the Audit Committee also received an additional fee of $1,000 for each telephonic meeting.

Code of Ethics and Corporate Governance Guidelines

We adopted a Business Code of Ethics and Standards of Conduct on May 19, 2004. The code of ethics applies to our directors, employees and Chief Executive Officer and Chief Financial Officer, who also is our chief accounting officer, as well as other executive officers. The code of ethics is available on our website (www.roperind.com) and also may be obtained upon request from our Chief Financial Officer. Any amendments to, or waivers of, the code of ethics will be disclosed on our website promptly following the date of such amendment or waiver.

We also adopted our Corporate Governance Guidelines on May 19, 2004. These guidelines reflect the Board of Director’s commitment to monitor the effectiveness of the functioning of the Board of Directors and its nominees. The Corporate Governance Guidelines are available on our website (www.roperind.com) and also may be obtained upon request from our Chief Financial Officer.

Executive Officers

The following table sets forth certain information concerning our current executive officers as of the record date. The executive officers are elected by the Board of Directors and serve at the discretion of the Board of Directors.

Name	Position and Offices with Roper	Age
Brian D. Jellison*	Chairman of the Board of Directors, President and Chief Executive Officer	59
Michael W. Towe	Vice President and Chief Financial Officer	48
Nigel W. Crocker	Vice President, Instrumentation	50
C. Thomas O’Grady	Vice President, Mergers and Acquisitions	53
Timothy J. Winfrey	Vice President, Energy Systems and Controls	44
Benjamin W. Wood	Vice President, Scientific and Industrial Imaging	44

*	See “Proposal 1: Election of Three (3) Directors” above.

Michael W. Towe has been our Vice President and Chief Financial Officer since November 8, 2004. He served in various capacities for the General Electric Company between 1977 and 2004. From 2002 to 2004 he served as CFO within GE Equipment Services. From 1997 to 2002, he served in senior financial roles, including CFO, within the Consumer Finance business unit of GE Capital. From 1991 to 1997, he served in CFO roles in Korea, China and Hong Kong. From 1977 to 1991, he served in financial roles of increasing responsibility in GE Motors, GE Lighting, GE Aerospace, GE Plastics and GE Capital.

Nigel W. Crocker has been our Vice President, Analytical Instrumentation since November 1996. From September 1995 until November 1996, he served as president of AMOT’s U.S. unit and from October 1991 until November 1996 he served as managing director of AMOT’s U.K. unit. Mr. Crocker served as managing director of Jiskoot Autocontrol Ltd. U.K., a control engineering company, from January 1990 until August 1991.

C. Thomas O’Grady has been our Vice President, Mergers and Acquisitions since April 2001. From April 1997 until April 2001, Mr. O’Grady served as corporate director of acquisitions for FMC Corporation and was responsible for heading the development and establishment of a variety of joint ventures and other corporate partnerships and for completing several new business acquisitions and financings for FMC’s machinery, chemical and airline services businesses on four continents. From December 1996 to March 1997, he was president of the affiliated FMC Development Corporation, which developed and launched a new financial services unit to support capital projects and other business opportunities in emerging markets, mainly Russia, Eastern Europe, Asia and Mexico. From June 1996 to November 1996, Mr. O’Grady was director of manufacturing for FMC’s energy and transportation group and from March 1993 until June 1996, was controller of that business unit.

Timothy J. Winfrey has been our Vice President, Energy Systems and Controls since June 2002. From October 2001 until June 2002, he was president of Ingersoll Rand Company’s commercial and retail air solutions business, prior to which from May 1999 he was vice president and general manager of IR’s reciprocating compressor division. From June 1996 until April 1999, Mr. Winfrey was first, director of corporate development and then general manager of the joint ventures and services business of Owens Corning, prior to which from July 1995 he was first, manager, strategic planning and then associate director, corporate development of the Eaton Corporation. Mr. Winfrey held various project management positions at British Petroleum from August 1990 until December 1994.

Benjamin W. Wood has been our Vice President, Scientific and Industrial Imaging since May 2003. Prior to joining us, he served for four years at Ingersoll Rand Company in strategic planning, financial analysis and business development roles before becoming vice president of marketing for the infrastructure sector in 2000. Mr. Wood’s earlier experiences include 11 years in Asia in entrepreneurial and corporate roles for technology and software companies, including Managing Director of Datamatic.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors administers our executive compensation program. The Compensation Committee is appointed by the Board of Directors and is comprised of three independent directors. The Compensation Committee, in consultation with the other independent directors, has responsibility for all compensation matters concerning our executive compensation programs and the overall compensation levels for our executive officers.

Compensation Philosophy

Our executive compensation program is intended to attract, motivate and retain senior corporate management by providing competitive compensation opportunities that are linked to Roper’s annual and long-term performance. The cornerstones for our executive compensation program are: base salaries which reflect such factors as level of responsibility, individual performance, and external competitiveness; annual incentive bonus awards which are payable in cash or common stock upon the achievement of annual financial objectives approved by the Board of Directors; and long-term incentive opportunities principally in the form of stock options and other stock-based awards which align management and shareholder interests. Other compensation elements, such as severance and sign-on bonus arrangements, are employed when deemed appropriate to recruit and retain senior-level management executives.

We strive to provide competitive compensation opportunities which also emphasize effectively rewarding management for the achievement of targeted financial performance objectives. The Compensation Committee supports a pay-for-performance policy that links compensation amounts to business and individual performance. While the establishment of base salaries turns principally on the factors noted above, annual incentive bonuses for our executive officers responsible for the operations and growth of Roper’s business groups are based principally on the financial performance of their respective business groups, and for other executive officers are based principally on the financial performance of Roper as a whole. In addition, the program provides stock incentive opportunities designed to align the interests of management with our other shareholders through ownership of common stock.

Management Compensation Program

Compensation paid to our executive officers, including the Chief Executive Officer, for the fiscal year ended December 31, 2004 (as reflected in the tables that follow with respect to the Named Executive Officers) consisted of base salary, cash incentive bonuses, stock options and shares of restricted stock granted under our Amended and Restated 2000 Incentive Plan.

Base Salary

With respect to determining the base salary of executive officers, the Compensation Committee considers a variety of factors including the executive’s level of responsibility and individual performance, and the salaries of similar positions in Roper and in comparable companies deemed relevant by the Committee. The Compensation Committee also engages independent consultants from time to time to assess such comparable, external compensation forms and values. Executive officer base salary reviews and adjustments are made at least annually.

Annual Incentive Bonus Program

Our annual incentive bonus program for executive officers typically is based on achieving financial performance targets that are established early in the fiscal year. Additional factors related to the creation of shareholder value are also considered when deemed appropriate by the Compensation Committee. Although the program presently emphasizes cash bonus payments, common stock awards may be utilized. In general, each participant has a cash incentive opportunity expressed as a percentage of his or her base salary. The principal performance goal for the fiscal year ended December 31, 2004 was adjusted diluted earnings per share. Final calculation of our financial performance and the applicable financial measures utilized for bonus purposes are made after the completion of the fiscal year at which time awards are determined and subsequently paid. Individual annual incentive bonus awards to executive officers for the fiscal year ended December 31, 2004 were determined by the Compensation Committee and approved by the independent directors based on application of the aforementioned factors to Roper’s financial performance for the fiscal year ended December 31, 2004.

Long Term Stock Incentive Plans

The long-term incentive element of our management compensation program is in the form of stock-based awards, principally stock option grants. These generally discretionary awards typically vest over a multi-year period and are granted and administered by the Compensation Committee under the Amended and Restated 2000 Incentive Plan which is intended to create an opportunity for key employees of the Company to acquire an ownership interest in and thereby enhance their efforts in the service of Roper and our shareholders. An executive officer’s offer of employment often provides for an initial stock-based incentive award.

Acknowledging the need in today’s business environment to make awards more frequently than the Compensation Committee is likely to meet, it is becoming increasingly common practice for boards of directors to delegate to one or more officers the authority to grant awards to participants who are not executive officers. Therefore, the Amended and Restated 2000 Incentive Plan, which was approved by the shareholders at the 2004 Annual Meeting of Shareholders, permits our Board of Directors to delegate to a special committee, consisting of one or more directors who are also officers, the authority, within specified parameters, to make awards under the plan to participants who are not executive officers. On February 18, 2004 the Board of Directors designated the Chief Executive Officer (in his capacity as a Director) as a single-member committee of the Board of Directors for purposes of making grants of incentive awards under the plan, within designated parameters, to participants other than executive officers and to report all such grants on a quarterly basis to the Compensation Committee.

During the fiscal year ended December 31, 2004, the Compensation Committee and the Chief Executive Officer approved grants of stock options to executive officers and key employees at exercise prices ranging from $45.11 to $60.24 per share. All exercise prices were the then-current fair market value of the common stock for which the options were granted.

Chief Executive Officer Compensation

Brian D. Jellison was Chief Executive Officer and President of the Company during the fiscal year ended December 31, 2004. His annual base salary rate during the fiscal year ended December 31, 2004 was $750,000. For subsequent periods his base salary will be subject to review and adjustment by the Compensation Committee.

Mr. Jellison also participated in the annual incentive bonus program for the fiscal year ended December 31, 2004 which established target performance goals approved by the Compensation Committee as described above. For 2004, the Compensation Committee set Mr. Jellison’s maximum potential bonus at 125 percent of his beginning base salary. Based on Roper’s adjusted earnings per share performance as determined by the Compensation Committee, Mr. Jellison received an incentive cash bonus in the amount of $937,500 representing the maximum percentage of his incentive opportunity. Mr. Jellison also will participate in future incentive compensation programs established for our executive officers.

On February 26, 2004, Mr. Jellison was awarded stock options to purchase 55,000 shares of common stock at an exercise price of $48.40 per share, 70% of which vested on October 31, 2004 and the remaining 30% of which vest on January 1, 2006. In December 2004, Mr. Jellison was also awarded 55,000 shares of common stock, 33% which vest on December 28, 2005, 33% which vest on February 28, 2006 and the remaining 34% vest which vest on February 28, 2007. Mr. Jellison is eligible to receive future incentive stock grants at the discretion of the Compensation Committee.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million unless such compensation is “performance-based”. The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Committee that performance standards were satisfied. In general, the Compensation Committee intends to structure compensation programs for our executive officers so as to qualify for the deductibility of compensation awards under Section 162(m).

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

John F. Fort III, Chairman

W. Lawrence Banks

Christopher Wright

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the cash compensation and additional incentive compensation paid to our Named Executive Officers for the fiscal years ended December 31, 2004 and 2003, the two-month transition period ended December 31, 2002 and the fiscal year ended October 31, 2002.

Summary Compensation Table

		Annual Compensation		Long-term Compensation Awards
Name and Principal Position	Period	Annual Salary	Bonus	Other Annual Compensation		Restricted Grants Awards ($)(1)	Securities Underlying Options/ SARs(#)	All Other Compensation
Brian D. Jellison(2) Chairman of the Board, President and Chief Executive Officer	2004 2003 Nov-Dec.2002 2002	$750,000 700,000 116,667 575,000	$937,500 700,000 — 500,000	7,316 — — 192,425	(11) (4)	$3,303,300 — — —	55,000 — 100,000 200,000	$109,375 90,000 51,875 43,125	(3)

Nigel W. Crocker Vice President, Instrumentation	2004 2003 Nov-Dec.2002 2002	285,000 260,000 40,000 236,667	285,000 100,000 — 189,120	— — — —		300,300 — —	6,000 — 25,000 15,000	34,057 35,587 3,000 32,828	(5)

Timothy J. Winfrey(6) Vice President, Energy Systems and Controls	2004 2003 Nov-Dec.2002 2002	285,000 265,000 40,000 100,000	285,000 100,000 — 96,100	— — — 188,973	(9)	300,300 — — —	6,000 — 25,000 20,000	26,953 16,894 600 —	(7)

Benjamin W. Wood(12) Vice President, Scientific and Industrial Imaging	2004 2003 Nov-Dec.2002 2002	260,000 210,000 17,500 —	100,000 100,000 40,000 —	— — 71,785 —	(11)	300,300 — — —	6,000 20,000 — —	24,469 6,431 — —	(8)

Christopher T. O’Grady Vice President, Mergers and Acquisitions	2004 2003 Nov-Dec.2002 2002	245,000 235,000 37,500 222,500	245,000 100,000 — 146,500	— 85,255 9,043 65,670	(11) (11) (11)	180,180 — — —	3,000 — 15,000 15,000	23,356 15,000 — —	(10)

(1)	Reflects shares of restricted stock awarded under the Amended and Restated 2000 Incentive Plan (the “Plan”) on December 28, 2004, valued on the basis of the average of the high and low market price of the stock on the date of award. The shares of restricted stock vest in one-third annual increments from February 28, 2004, except for Mr. Jellison’s first increment of options vests on December 28, 2005.

The number and value of the aggregate restricted stock holdings for the Named Officers with restricted stock as of December 31, 2004 were as follows: Mr. Jellison, 55,000 shares with a value of $3,342,350; Mr. Crocker, 5,000 shares with a value of $303,850; Mr. Winfrey, 5,000 shares with a value of $303,850; Mr. Wood, 5,000 shares with a value of $303,850; and Mr. O’Grady 3,000 shares with a value of $182,310.

(2)	Mr. Jellison joined Roper on November 6, 2001.

(3)	Non-qualified defined contribution plan contributions.

(4)	Includes $186,008 of temporary living, relocation and moving expense reimbursements.

(5)	Includes qualified defined contribution plan contributions of $15,375, non-qualified defined contribution plan contributions of $17,154, and supplemental executive retirement and life insurance plan premiums of $1,528.

(6)	Mr. Winfrey joined Roper on June 1, 2002.

(7)	Includes qualified defined contribution plan contributions of $15,375 and non-qualified defined contribution plan contributions of $19,940.

(8)	Includes qualified defined contribution plan contributions of $15,375 and non-qualified defined contribution plan contributions of $9,094.

(9)	Includes $187,017 of temporary living, relocation and moving expense reimbursements.

(10)	Includes qualified defined contribution plan contributions of $15,375 and non-qualified defined contribution plan contributions of $7,981.

(11)	Relocation expenses.

(12)	Mr. Wood joined Roper on December 4, 2002.

	Option Grants in Last Fiscal Year
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Value at Grant Date(2)
Brian D. Jellison	55,000	9.2	48.40	2/26/2014	1,059,636
Nigel W. Crocker	6,000	1.0	48.40	2/26/2014	115,597
Timothy J. Winfrey	6,000	1.0	48.40	2/26/2014	115,597
Benjamin W. Wood	6,000	1.0	48.40	2/26/2014	115,597
Christopher T. O’Grady	3,000	0.5	48.40	2/26/2014	57,798

(1)	These stock options vest cumulatively at a rate of two-thirds on October 31, 2004 and one third on January 1, 2006.

(2)	The estimated present value at grant date of options granted during the fiscal year ended December 31, 2004 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of seven years; risk free return rate of 3.52%; volatility rates of 35%; and a dividend yield of 0.75%. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”. Use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of Roper common stock during the applicable period.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares acquired on exercise	Value realized	Number of securities underlying unexercised options/SARs at fiscal year-end[1]		Value of unexercised in-the-money options/ SARs at fiscal year-end
			Exercisable	Unexercisable	Exercisable	Unexercisable
Brian Jellison	—	—	265,167	89,833	$5,062,119	$1,724,231
Nigel W. Crocker	15,000	$549,065	64,666	19,334	$1,634,214	$417,491
Timothy J. Winfrey	—	—	28,666	22,334	$598,142	$474,078
Benjamin W. Wood	—	—	10,666	15,334	$255,945	$437,675
Christopher T. O’Grady	—	—	32,999	20,001	$727,098	$443,262

Employment Agreements and Executive Service Arrangements

Brian D. Jellison

We entered into an employment agreement effective as of November 6, 2001 with Brian D. Jellison, our Chairman of the Board of Directors, President and Chief Executive Officer. In accordance with the terms of the agreement, the Board of Directors annually reviews and adjusts Mr. Jellison’s base salary rate and reviews his entitlement to an annual bonus of up to 100% of his base salary upon achievement of target performance goals established by the Compensation Committee. During our fiscal year ended December 31, 2004, Mr. Jellison’s base salary was $750,000. In addition, the employment agreement provides for customary vacation, holidays and sick leave, business expense reimbursement, and pension and welfare benefits.

In the event Mr. Jellison’s employment is terminated without cause, or Mr. Jellison resigns for good reason, then that portion of any option (including any options that may be granted to Mr. Jellison otherwise than under the employment agreement) that would have vested at the next anniversary of the effective date of the grant will become vested and any options held by Mr. Jellison to the extent then vested will become exercisable.

Under the employment agreement, Mr. Jellison may terminate his employment for “good reason” (as defined in the agreement) and may voluntarily resign upon 60 days’ written notice. In the event of Mr. Jellison’s resignation or termination of his employment for any reason other than for cause, in addition to any amounts owed to him for services through the date of termination of employment and the severance benefits described below, Mr. Jellison will be entitled to receive a pro rata amount of his target bonus for the then-current fiscal year, assuming the Company achieved the level of performance for which a bonus is paid for that year. In the employment agreement, Mr. Jellison agreed not to compete with Roper for a period of one year following the termination of his employment with the Company.

Under the employment agreement, in the event that within one year following a “change in control” (as defined in the agreement) Mr. Jellison’s employment is terminated without cause or Mr. Jellison terminates his employment for “good reason,” he will be entitled to receive an aggregate amount equal to twice the sum of (i) his then current base salary and (ii) the greater of (A) the average of the annual bonuses actually paid to Mr. Jellison with respect to the immediately preceding two fiscal years and (B) the bonus Mr. Jellison would earn based on the target bonus applicable for the year of termination. We also will continue coverage for Mr. Jellison under certain of our employee benefit plans for a period of 24 months or pay to Mr. Jellison the economic equivalent of such benefits, reduced to the extent comparable benefits are actually received by Mr. Jellison from a subsequent employer. In addition, all options, shares of restricted stock, performance shares and any other equity-based awards held by Mr. Jellison will become fully vested as of the date of termination and any options will become exercisable.

In the event that either prior to a change in control or following the first anniversary of a change in control, Mr. Jellison terminates his employment for good reason or we terminate Mr. Jellison’s employment without cause, we agree to (i) pay Mr. Jellison his base salary for a period of 24 months from the date of termination, and (ii) continue coverage for Mr. Jellison under certain of our employee benefit plans for a period not to exceed 24 months, or to pay to Mr. Jellison the economic equivalent of these benefits, reduced to the extent comparable benefits are actually received by Mr. Jellison from a subsequent employer.

Michael W. Towe

We made an offer of employment to Mr. Towe, our Vice President and Chief Financial Officer, pursuant to an offer letter dated October 20, 2004. The offer letter provides for an initial annual base salary of $350,000 subject to annual review by the Board of Directors and a one-time sign-on bonus of $100,000. The offer letter also provides that Mr. Towe may earn an annual incentive of up to 100% of his base salary upon the achievement of target results, with a minimum annual bonus of $100,000 for the year ending December 31, 2005.

The offer letter further provides that in the event of termination of employment without cause, Mr. Towe will be entitled to receive one year’s severance (in monthly installments) equal to his monthly base salary plus one year of medical benefit coverage. In addition, Mr. Towe will be entitled to receive a pro rata amount of the bonus for the then-current year, assuming we achieve the level of performance for which a bonus is paid for that year.

Pursuant to the offer letter, Mr. Towe was granted options to purchase 10,000 shares of our common stock which vest on March 31, 2005. The offer letter also provided for a grant of 15,000 shares of restricted stock which vest on November 9, 2007 as well as 7,500 additional shares of restricted stock as part of the Company’s 2005 annual review of executive officers. In addition, the offer letter provides for participation in the Company’s employee benefit plans, reimbursement for moving expenses and certain executive fringe benefits, including provision of an automobile.

Timothy J. Winfrey

We made an offer of employment to Mr. Winfrey, our Vice President, Energy Systems and Controls, pursuant to an offer letter dated May 20, 2002. The offer letter provides for an initial annual salary of $240,000 subject to annual review by the Board of Directors. The offer letter also provides that Mr. Winfrey may earn an annual bonus of up to 100% of his base salary based on achievement of target results, with a guaranteed minimum annual bonus of $60,000 for the year ending October 31, 2002.

The offer letter further provides that if Mr. Winfrey is terminated for any reason other than gross misconduct, he will be entitled to a severance payment equal to one year’s salary and bonus.

Pursuant to the offer letter, Mr. Winfrey was granted options to purchase 20,000 shares of our common stock at the commencement of employment. These options, which have an exercise price equal to the fair market value of our common stock at the effective date of the grant, vest in equal annual increments over a period of three years. In addition, the offer letter provides for reimbursement of moving expenses and executive fringe benefits, including the provision of an automobile.

Martin S. Headley

Effective August 13, 2004, Martin S. Headley resigned as Chief Financial Officer of the Company. Pursuant to an agreement entered into following his departure under which Mr. Headley was obligated to assist the Company with the transition to a new Chief Financial Officer, the Company paid amounts totaling $275,000. This total amount approximates the amount Mr. Headley would have expected to receive as a bonus had he remained with the Company through December 2004.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three non-employee directors, each of whom has been determined by the Board of Directors to be independent under the rules of the NYSE and the SEC. The Audit Committee’s responsibilities are set forth in its charter.

The Audit Committee oversees and reviews with the full Board of Directors any issues with respect to the Company’s financial statements, the structure of the Company’s legal and regulatory compliance, the performance and independence of the Company’s independent auditors and the performance of the Company’s internal audit function. The Committee retains the Company’s independent auditors to undertake appropriate reviews and audits of the Company’s financial statements, determines the compensation of the independent auditors, and pre-approves all of their services. Company management is primarily responsible for the Company’s financial reporting process and for the preparation of the Company’s financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Audit Committee maintains oversight of the independent public accountants by discussing the overall scope and specific plans for their audits, the results of their examinations, their evaluations of the Company’s internal accounting controls, and the overall quality of the Company’s financial reporting.

The Audit Committee maintains oversight of the Company’s internal audit function by evaluating the appointment and replacement of the Company’s manager of internal auditing and periodically meeting with the manager of internal auditing to receive and review reports of the work of the Company’s internal audit department. The Audit Committee meets with management on a regular basis to discuss any significant matters, internal audit recommendations, policy or procedural changes, and risks or exposures, if any, that may have a material effect on the Company’s financial statements.

The Audit Committee has: (i) appointed and retained PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors for the fiscal year ended December 31, 2004; (ii) reviewed and discussed with the Company’s management the Company’s audited financial statements for the fiscal year ended December 31, 2004 and the transition period; (iii) discussed with PwC the matters required to be discussed by Statements on Auditing Standards No. 61—“Communications with Audit Committees”, as then in effect; (iv) received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1—“Independence Discussions with Audit Committees”, as then in effect, and has discussed with PwC their independence; (v) discussed matters with PwC outside the presence of management; (vi) reviewed internal audit recommendations; (vii) discussed with PwC the quality of the Company’s financial reporting; (viii) and reviewed and discussed with PwC and management the status of activities intended to achieve compliance with §404 of the Sarbanes-Oxley Act.

In reliance on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Eriberto R. Scocimara, Chairman

David W. Devonshire

Georg Graf Schall-Riaucour

The foregoing report and other information provided above regarding the Audit Committee should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

SHAREHOLDER RETURN PERFORMANCE

Set forth below is a line graph comparing Roper’s total shareholder returns to those of (i) the Standard & Poor’s 500 Index and, (ii) the Standard & Poor’s Industrials Index (“Industrials Index”) for the 62-month period ended December 31, 2004 (in August 2003, we changed our fiscal year end from October 31 to December 31). Total return values were calculated based on cumulative total return assuming $100 was invested on October 31, 1999 in our common stock and in each index, and that all dividends were reinvested.

COMPARISON OF 62 MONTH CUMULATIVE TOTAL RETURN*

AMONG ROPER INDUSTRIES, INC., THE S & P 500 INDEX

AND THE S & P INDUSTRIALS INDEX

	October 31,				December 31,
	1999	2000	2001	2002	2003	2004
ROPER INDUSTRIES	$100.00	$114.37	$139.69	$128.22	$165.14	$205.20
S&P 500	$100.00	$106.09	$79.67	$67.64	$86.751	$96.18
S&P INDUSTRIALS	$100.00	$116.52	$93.11	$77.23	$103.70	$122.40

The Shareholder Return Performance graph should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Acts except to the extent that we specifically incorporate this information by reference, and should not otherwise be deemed filed under the Acts.

PROPOSAL 2:	Amendment to the Certificate of Incorporation to Increase the Authorized Shares of Common Stock of the Company.

The Board of Directors recommends that Article 4 of the Certificate of Incorporation be amended so as to increase the number of authorized shares of Common Stock, par value $.01 per share, from 80,000,000 shares to 160,000,000. The proposal to increase such authorized number of shares of Common Stock is being submitted to the Company’s shareholders.

The Company presently has authority to issue 81,000,000 shares consisting of 80,000,000 shares of Common Stock, $.01 par value per share and 1,000,000 shares of Preferred Stock, $.01 par value per share. The Board of Directors has not authorized an increase in the number of shares of Preferred Stock.

The text of the proposed amendment would read as follows:

“4. A. The total number of shares of stock which the corporation shall have the authority to issue is one hundred sixty-one million (161,000,000) shares, divided into two (2) classes as follows:

(i)	one hundred sixty million (160,000,000) shares, each to be of the par value of one cent ($.01), and to be designated as Common Stock; and

(ii)	one million (1,000,000) shares, each to be of the par value of one cent ($.01), and to be designated as Preferred Stock.”

As of the close of business on March 28, 2005, of the 80,000,000 shares of Common Stock presently authorized by the Certificate of Incorporation, 42,569,084 shares were issued and outstanding, 1,000,000 shares were reserved for issuance under the Company’s stock option plan and 1,162,485 shares were held by the Company as treasury shares. If the increase in authorized common stock is approved, the number of authorized and unissued shares of Common Stock will increase to 115,268,440 shares. In order to give the Company greater flexibility in considering and planning for future business needs, the Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common Stock. In addition, if this proposal is approved, the Board of Directors intends to consider declaring a stock dividend.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. This amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under this proposal.

The Company is not proposing to increase its authorized shares of Common Stock in order to impede a change of control of the Company and the Company is not aware of any current efforts to acquire control of the Company. However, under certain circumstances, the additional shares of Common Stock could be issued by the Company to defend against, or otherwise respond to, a hostile takeover bid. For instance, the Company could issue shares of Common Stock to dilute the stock ownership of a person or entity seeking to obtain control of the Company. The Company could also respond to an unsolicited takeover bid by issuing, in a private placement or otherwise, a significant portion of its securities with purchasers who might align with the Board of Directors in response to a specific change of control transaction affecting the Company. Moreover, the issuance of shares of Common Stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change could be considered favorable to shareholders generally. The Company also notes that certain provisions of its Certificate of Incorporation and By-laws, including (i) its ability to issue “blank check” preferred stock, (ii) its classified board of directors and (iii) provisions in its By-laws limiting the ability of its shareholders to call special meetings and to propose business for consideration at annual meetings, could also under certain circumstances have the effect of discouraging attempts, or making it more difficult, to gain control of the Company. In addition, the Company maintains a shareholder rights plan.

Nevertheless, while the issuance of shares of Common Stock may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by this proposed amendment to the Certificate of Incorporation outweighs any such disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders’ interests.

The issuance of the additional shares of Common Stock contemplated by this proposal number two also could have the effect in certain circumstances of, among other things, diluting earnings per share, book value per share or voting power of the currently outstanding shares of Common Stock.

The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for approval of this proposal. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against the proposed amendment to the Company’s Certificate of Incorporation. If the amendment is approved by the shareholders, it will become effective upon the filing of a Certificate of Amendment in accordance with the General Corporation Law of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

OTHER INFORMATION

Voting by Proxy and Confirmation of Beneficial Ownership

To assure that shares will be represented at the Annual Meeting, please complete, sign and return the enclosed Proxy in the envelope provided for that purpose whether or not you expect to attend. Shares represented by a valid Proxy will be voted as specified.

Any shareholder, without affecting any vote previously taken, may revoke a Proxy by a later-dated proxy or by giving notice of revocation in writing addressed to Roper at 2160 Satellite Boulevard, Suite 200, Duluth, Georgia 30097.

As described below, the number of votes that each shareholder will be entitled to cast at the Annual Meeting will depend on when the shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition, with respect to each of such holder’s shares.

Yellow Proxy cards are being furnished to shareholders whose shares of common stock are held by brokers or banks or in nominee name. Shareholders receiving yellow Proxy cards are requested to confirm to us how many of the shares they owned as of April 15, 2005 were beneficially owned on or before April 15, 2001, entitling such shareholder to five (5) votes per share, and how many were acquired after April 15, 2001, entitling such shareholder to one (1) vote per share. If no confirmation of beneficial ownership is received from a shareholder at least three (3) business days prior to the Annual Meeting, we will deem that beneficial ownership of all shares was effected after April 15, 2001, and the shareholder will be entitled to one (1) vote for each share. If a shareholder provides incorrect information, he may provide correct information at any time at least three (3) business days prior to the voting of his shares at the Annual Meeting.

Blue Proxy cards are being furnished to individual shareholders of record as of April 15, 2005 whose shares of common stock on our records show the following:

(i)	that such shareholder had beneficial ownership of such shares on or before April 15, 2001, and there has been no change since that date, thus entitling such shareholder to five (5) votes for each share; or

(ii)	that beneficial ownership of such shares was effected after April 15, 2001, thus entitling such shareholder to one (1) vote for each share; or

(iii)	that the dates on which beneficial ownership of such shares was effected are such that such shareholder is entitled to five (5) votes for some shares and one (1) vote for other shares.

Printed on the blue Proxy card for each individual shareholder of record is the number of shares of common stock for which he is entitled to cast five (5) votes each and/or one (1) vote each, as the case may be, as shown on our records.

Shareholders of record are urged to review the number of shares shown on their blue Proxy cards in the five-vote and one-vote categories. If the number of shares shown in a voting category is believed to be incorrect, the shareholder should notify us in writing of that fact and either enclose such notice along with his or her blue Proxy card in the postage-paid, return envelope, or mail such notice directly to Roper at the address indicated above. The shareholder should identify the shares improperly classified for voting purposes and provide information as to the date beneficial ownership was acquired by him. Any such notification of improper classification of votes must be made at least three (3) business days prior to the Annual Meeting or the shareholder will be entitled at the Annual Meeting to the number of votes indicated on our records.

In certain cases, record ownership may change but beneficial ownership for voting purposes does not change. Our Certificate of Incorporation states the exceptions where beneficial ownership is deemed not to have changed upon the transfer of shares of common stock. Shareholders should consult the pertinent provision of our Certificate of Incorporation attached as Annex A for those exceptions.

By resolution duly adopted by our Board of Directors pursuant to section 4(B)(v) of our Certificate of Incorporation, the following procedures have been adopted for use in determining the number of votes per share to which a shareholder is entitled:

(i)	We may accept the written and signed statement of a shareholder to the effect that no change in beneficial ownership has occurred during the four (4) years immediately preceding the date on which a determination is made of our shareholders who are entitled to vote or take any other action. Such statement may be abbreviated to state only the number of shares as to which such shareholder is entitled to exercise five (5) votes or one (1) vote per share.

(ii)	In the event our Assistant Secretary, in his sole discretion, taking into account the standards set forth in the Certificate of Incorporation, deems any such statement to be inadequate or for any reason deems it in our best interest to require further evidence of the absence of change of beneficial ownership during such period preceding the record date, he may require such additional evidence and, until it is provided in form and substance satisfactory to him, a change in beneficial ownership during such period shall be deemed to have taken place.

(iii)	Information supplementing that contemplated by paragraph (i) and additional evidence contemplated by paragraph (ii) may be provided by a shareholder at any time but must be furnished at least three (3) business days prior to any meeting of shareholders at which such shares are to be voted for any change to be effective at such meeting.

(iv)	The foregoing rules and procedures shall be implemented substantially in accordance with the methods utilized in connection with any annual or other meeting of shareholders including the proxy forms and correspondence to shareholders used for purposes of such meetings, subject to such changes as may be necessary or advisable in the judgment of our Assistant Secretary or the Board of Directors. The Board of Directors shall have absolute discretion to review any determination made with respect to the matters set forth herein and in section 4(B) of the Certificate of Incorporation (including, without limitation, the adequacy of the proof submitted by any corporation or other entity to establish the absence of a change in beneficial ownership of shares in accordance with section 4(B)(ii)(a)).

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Since May 2002, PwC has served as our independent registered public accountants. The Audit Committee appointed PwC to serve as Roper’s independent registered public accountants for the fiscal year ended December 31, 2004. One or more representatives of PwC are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and to respond to appropriate questions of shareholders in attendance. Consistent with its customary practice, the Board of Directors expects to appoint its independent registered public accountants for fiscal 2005 at an undetermined time following the Annual Meeting.

Following (in thousands) are the audit fees billed by PwC for the fiscal year ended December 31, 2004 and the fiscal year ended December 31, 2003, and the audit-related fees billed by PwC in those periods. It is the Audit Committee policy that all fees paid to our independent registered public accountants require the Committee’s prior approval.

	FY 2004	FY 2003
Audit Fees(1)	$3,675	$734
Audit-Related Fees(2)	341	863

TOTAL FEES	$4,016	$1,597

(1)	Aggregate fees from PwC for audit or review services in accordance with generally accepted auditing standards and fees for services that generally only PWC provides, such as statutory audits and review of documents filed with SEC. Audit fees also include fees paid in connection with services required for compliance with Section 404 of the Sarbanes-Oxley Act.
(2)	Aggregate fees from PwC for assurance and related services that are traditionally performed by PWC. These services include due diligence on acquisition targets.

SHAREHOLDER PROPOSALS FOR PRESENTATION

AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS

If a shareholder wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2006 Annual Meeting of Shareholders scheduled, subject to change, to be held on May 24, 2006 the proposal must be sent by Certified Mail-Return Receipt Requested and must be received at our corporate offices, 2160 Satellite Boulevard, Suite 200, Duluth, Georgia 30097, Attn: Chief Financial Officer, no later than December 16, 2005. All proposals must conform to the rules and regulations of the SEC.

A shareholder may also nominate directors or have other business brought before the 2006 Annual Meeting by submitting the nomination or proposal on or after February 6, 2006, and on or before March 8, 2006, in accordance with our By-laws. The nomination or proposal must be delivered to our corporate offices, 2160 Satellite Boulevard, Suite 200, Duluth, Georgia 30097, Attention: Assistant Secretary. We are not required to include any nomination or proposal received after February 6, 2006 in our proxy materials for the 2006 Annual Meeting of Shareholders. For any shareholder proposal not submitted for inclusion in the proxy statement for our 2006 Annual Meeting of Shareholders but intended to be presented directly at that annual meeting, management generally will be able to vote proxies in its discretion if we receive notice of the proposal before the close of business on April 21, 2006 and advise shareholders in the proxy statement for our 2006 Annual Meeting of Shareholders about the nature of the matter and how management intends to vote on the matter, unless the proponent of the shareholder proposal (a) provides us with a timely written statement that the proponent intends to deliver a proxy statement to at least the percentage of our voting shares required to carry the proposal, (b) includes the same statement in the proponent’s own proxy materials, and (c) provides us with a statement from a solicitor confirming that the necessary steps have been taken to deliver the proxy statement to at least the percentage of our voting shares required to carry the proposal.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors knows of no other business which will be or is intended to be presented at the Annual Meeting. Should any further business come before the Annual Meeting or any adjourned Annual Meeting, it is the intention of the proxies named in the enclosed Proxy to vote according to their best judgment.

By the Order of the Board of Directors

Brian D. Jellison
Dated: April 28, 2005	Chairman, President and Chief Executive Officer

ANNEX A

Subparagraph B of ARTICLE 4 of the Restated

Certificate of Incorporation of Roper Industries, Inc.

B. (i) EACH OUTSTANDING SHARE OF COMMON STOCK SHALL ENTITLE THE HOLDER THEREOF TO FIVE (5) VOTES ON EACH MATTER PROPERLY SUBMITTED TO THE SHAREHOLDERS OF THE CORPORATION FOR THEIR VOTE, WAIVER, RELEASE OR OTHER ACTION; EXCEPT THAT NO HOLDER OF OUTSTANDING SHARES OF COMMON STOCK SHALL BE ENTITLED TO EXERCISE MORE THAN ONE (1) VOTE ON ANY SUCH MATTER IN RESPECT OF ANY SHARE OF COMMON STOCK WITH RESPECT TO WHICH THERE HAS BEEN A CHANGE IN BENEFICIAL OWNERSHIP DURING THE FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION WHO ARE ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION.

(ii) A CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED WHENEVER A CHANGE OCCURS IN ANY PERSON OR PERSONS WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, AGREEMENT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE HAS OR SHARES ANY OF THE FOLLOWING:

(a) VOTING POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO VOTE OR TO DIRECT THE VOTING POWER OF SUCH SHARE OF COMMON STOCK;

(b) INVESTMENT POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO DIRECT THE SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK;

(c) THE RIGHT TO RECEIVE OR TO RETAIN THE PROCEEDS OF ANY SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK; OR

(d) THE RIGHT TO RECEIVE OR TO RETAIN ANY DISTRIBUTIONS, INCLUDING, WITHOUT LIMITATION, CASH DIVIDENDS, IN RESPECT OF SUCH SHARE OF COMMON STOCK.

(iii) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SECTION (ii) OF THIS SUBPARAGRAPH B, THE FOLLOWING EVENTS OR CONDITIONS SHALL BE DEEMED TO INVOLVE A CHANGE IN BENEFICIAL OWNERSHIP OF A SHARE OF COMMON STOCK:

(a) IN THE ABSENCE OF PROOF TO THE CONTRARY PROVIDED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION (v) OF THIS SUBPARAGRAPH B, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED (1) WHENEVER AN OUTSTANDING SHARE OF COMMON STOCK IS TRANSFERRED OF RECORD INTO THE NAME OF ANY OTHER PERSON AND (2) UPON THE ISSUANCE OF SHARES IN A PUBLIC OFFERING;

(b) IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF A CORPORATION, GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, VOTING TRUSTEE, BANK, TRUST COMPANY, BROKER, NOMINEE OR CLEARING AGENCY, IF IT HAS NOT BEEN ESTABLISHED PURSUANT TO THE PROCEDURES SET FORTH IN SECTION (v) OF THIS SUBPARAGRAPH B THAT THERE HAS BEEN NO CHANGE IN THE PERSON OR PERSONS WHO OR THAT DIRECT THE EXERCISE OF THE RIGHTS REFERRED TO IN CLAUSES (ii) (a) THROUGH (ii) (d), INCLUSIVE, OF THIS SUBPARAGRAPH B WITH RESPECT TO SUCH OUTSTANDING SHARE OF COMMON STOCK DURING THE PERIOD OF FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION

ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION (OR SINCE FEBRUARY 12, 1992 FOR ANY PERIOD ENDING ON OR BEFORE FEBRUARY 12, 1992), THEN A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED DURING SUCH PERIOD;

(c) IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANY PERSON AS A TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN UNDER THE UNIFORM GIFTS TO MINORS ACT AS IN EFFECT IN ANY JURISDICTION, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER THERE IS A CHANGE IN THE BENEFICIARY OF SUCH TRUST, THE PRINCIPAL OF SUCH AGENT, THE WARD OF SUCH GUARDIAN, THE MINOR FOR WHOM SUCH CUSTODIAN IS ACTING OR IN SUCH TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN; OR

(d) IN THE CASE OF OUTSTANDING SHARES OF COMMON STOCK BENEFICIALLY OWNED BY A PERSON OR GROUP OF PERSONS WHO, AFTER ACQUIRING, DIRECTLY OR INDIRECTLY, THE BENEFICIAL OWNERSHIP OF FIVE PERCENT (5%) OF THE OUTSTANDING SHARES OF COMMON STOCK, FAILS TO NOTIFY THE CORPORATION OF SUCH OWNERSHIP WITHIN TEN (10) DAYS AFTER SUCH ACQUISITION, A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARES OF COMMON STOCK SHALL BE DEEMED TO OCCUR ON EACH DAY WHILE SUCH FAILURE CONTINUES.

(iv) NOTWITHSTANDING ANY OTHER PROVISION IN THIS SUBPARAGRAPH B TO THE CONTRARY, NO CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED SOLELY AS A RESULT OF:

(a) ANY EVENT THAT OCCURRED PRIOR TO FEBRUARY 12, 1992 OR PURSUANT TO THE TERMS OF ANY CONTRACT (OTHER THAN A CONTRACT FOR THE PURCHASE AND SALE OF SHARES OF COMMON STOCK CONTEMPLATING PROMPT SETTLEMENT), INCLUDING CONTRACTS PROVIDING FOR OPTIONS, RIGHTS OF FIRST REFUSAL AND SIMILAR ARRANGEMENTS, IN EXISTENCE ON FEBRUARY 12, 1992 AND TO WHICH HOLDER OF SHARES OF COMMON STOCK IS A PARTY; PROVIDED, HOWEVER, THAT ANY EXERCISE BY AN OFFICER OR EMPLOYEE OF THE CORPORATION OR ANY SUBSIDIARY OF THE CORPORATION OF AN OPTION TO PURCHASE COMMON STOCK AFTER FEBRUARY 12, 1992 SHALL, NOTWITHSTANDING THE FOREGOING AND CLAUSE (iv) (f) HEREOF, BE DEEMED A CHANGE IN BENEFICIAL OWNERSHIP IRRESPECTIVE OF WHEN THAT OPTION WAS GRANTED TO SAID OFFICER OR EMPLOYEE;

(b) ANY TRANSFER OF ANY INTEREST IN AN OUTSTANDING SHARE OF COMMON STOCK PURSUANT TO A BEQUEST OR INHERITANCE, BY OPERATION OF LAW UPON THE DEATH OF ANY INDIVIDUAL, OR BY ANY OTHER TRANSFER WITHOUT VALUABLE CONSIDERATION, INCLUDING, WITHOUT LIMITATION, A GIFT THAT IS MADE IN GOOD FAITH AND NOT FOR THE PURPOSE OF CIRCUMVENTING THE PROVISIONS OF THIS ARTICLE FOURTH;

(c) ANY CHANGES IN THE BENEFICIARY OF ANY TRUST, OR ANY DISTRIBUTION OF AN OUTSTANDING SHARE OF COMMON STOCK FROM TRUST, BY REASON OF THE BIRTH, DEATH, MARRIAGE OR DIVORCE OF ANY NATURAL PERSON, THE ADOPTION OF ANY NATURAL PERSON PRIOR TO AGE EIGHTEEN (18) OR THE PASSAGE OF A GIVEN PERIOD OF TIME OR THE ATTAINMENT BY ANY NATURAL PERSON OF A SPECIFIC AGE, OR THE CREATION OR TERMINATION OF ANY GUARDIANSHIP OR CUSTODIAL ARRANGEMENT;

(d) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN WITH RESPECT TO AN OUTSTANDING SHARE OF COMMON STOCK IF

NEITHER SUCH SUCCESSOR HAS NOR ITS PREDECESSOR HAD THE POWER TO VOTE OR TO DISPOSE OF SUCH SHARE OF COMMON STOCK WITHOUT FURTHER INSTRUCTIONS FROM OTHERS;

(e) ANY CHANGE IN THE PERSON TO WHOM DIVIDENDS OR OTHER DISTRIBUTIONS IN RESPECT OF AN OUTSTANDING SHARE OF COMMON STOCK ARE TO BE PAID PURSUANT TO THE ISSUANCE OR MODIFICATION OF A REVOCABLE DIVIDEND PAYMENT ORDER;

(f) ANY ISSUANCE OF A SHARE OF COMMON STOCK BY THE CORPORATION OR ANY TRANSFER BY THE CORPORATION OF A SHARE OF COMMON STOCK HELD IN TREASURY OTHER THAN IN A PUBLIC OFFERING THEREOF, UNLESS OTHERWISE DETERMINED BY THE BOARD OF DIRECTORS AT THE TIME OF AUTHORIZING SUCH ISSUANCE OR TRANSFER;

(g) ANY GIVING OF A PROXY IN CONNECTION WITH A SOLICITATION OF PROXIES SUBJECT TO THE PROVISIONS OF SECTION 14, OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER PROMULGATED;

(h) ANY TRANSFER, WHETHER OR NOT WITH CONSIDERATION, AMONG INDIVIDUALS RELATED OR FORMERLY RELATED BY BLOOD, MARRIAGE OR ADOPTION (“RELATIVES”) OR BETWEEN A RELATIVE AND A PERSON CONTROLLED BY ONE OR MORE RELATIVES WHERE THE PRINCIPAL PURPOSE FOR THE TRANSFER IS TO FURTHER THE ESTATE TAX PLANNING OBJECTIVES OF THE TRANSFEROR OR OF RELATIVES OF THE TRANSFEROR;

(i) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE DEATH OF THE PREDECESSOR TRUSTEE (WHICH PREDECESSOR TRUSTEE SHALL HAVE BEEN A NATURAL PERSON);

(j) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE WHO OR WHICH WAS SPECIFICALLY NAMED IN A TRUST INSTRUMENT PRIOR TO FEBRUARY 12, 1992; OR

(k) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE RESIGNATION, REMOVAL OR FAILURE TO QUALIFY OF A PREDECESSOR TRUSTEE OR AS A RESULT OF MANDATORY RETIREMENT PURSUANT TO THE EXPRESS TERMS OF A TRUST INSTRUMENT; PROVIDED, THAT LESS THAN FIFTY PERCENT (50%) OF THE TRUSTEES ADMINISTERING ANY SINGLE TRUST WILL HAVE CHANGED (INCLUDING IN SUCH PERCENTAGE THE APPOINTMENT OF THE SUCCESSOR TRUSTEE) DURING THE FOUR (4) YEAR PERIOD PRECEDING THE APPOINTMENT OF SUCH SUCCESSOR TRUSTEE.

(v) FOR PURPOSES OF THIS SUBPARAGRAPH B, ALL DETERMINATIONS CONCERNING CHANGES IN BENEFICIAL OWNERSHIP, OR THE ABSENCE OF ANY SUCH CHANGE, SHALL BE MADE BY THE BOARD OF DIRECTORS OF THE CORPORATION OR, AT ANY TIME WHEN THE CORPORATION EMPLOYS A TRANSFER AGENT WITH RESPECT TO THE SHARES OF COMMON STOCK, AT THE CORPORATION’S REQUEST, BY SUCH TRANSFER AGENT ON THE CORPORATION’S BEHALF. WRITTEN PROCEDURES DESIGNED TO FACILITATE SUCH DETERMINATIONS SHALL BE ESTABLISHED AND MAY BE AMENDED, FROM TIME TO TIME, BY THE BOARD OF DIRECTORS. SUCH PROCEDURES SHALL PROVIDE, AMONG OTHER THINGS, THE MANNER OF PROOF OF FACTS THAT WILL BE ACCEPTED AND THE FREQUENCY WITH WHICH SUCH PROOF MAY BE REQUIRED TO BE RENEWED. THE CORPORATION AND ANY TRANSFER AGENT SHALL BE ENTITLED TO RELY ON ANY AND ALL INFORMATION CONCERNING BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARES OF COMMON STOCK COMING TO THEIR ATTENTION FROM ANY SOURCE AND IN ANY

MANNER REASONABLY DEEMED BY THEM TO BE RELIABLE, BUT NEITHER THE CORPORATION NOR ANY TRANSFER AGENT SHALL BE CHARGED WITH ANY OTHER KNOWLEDGE CONCERNING THE BENEFICIAL OWNERSHIP OF OUTSTANDING SHARES OF COMMON STOCK.

(vi) IN THE EVENT OF ANY STOCK SPLIT OR STOCK DIVIDEND WITH RESPECT TO THE OUTSTANDING SHARES OF COMMON STOCK, EACH SHARE OF COMMON STOCK ACQUIRED BY REASON OF SUCH SPLIT OR DIVIDEND SHALL BE DEEMED TO HAVE BEEN BENEFICIALLY OWNED BY THE SAME PERSON FROM THE SAME DATE AS THAT ON WHICH BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARE OR SHARES OF COMMON STOCK, WITH RESPECT TO WHICH SUCH SHARE OF COMMON STOCK WAS DISTRIBUTED, WAS ACQUIRED.

(vii) EACH OUTSTANDING SHARE OF COMMON STOCK, WHETHER AT ANY PARTICULAR TIME THE HOLDER THEREOF IS ENTITLED TO EXERCISE FIVE (5) VOTES OR ONE (1) VOTE, SHALL BE IDENTICAL TO ALL OTHER SHARES OF COMMON STOCK IN ALL RESPECTS, AND TOGETHER THE OUTSTANDING SHARES OF COMMON STOCK SHALL CONSTITUTE A SINGLE CLASS OF SHARES OF THE CORPORATION.

April 28, 2005

Dear Shareholder of Record:

The enclosed Roper Industries, Inc. proxy card is furnished to you as a holder of record of shares of Roper Common Stock as of April 15, 2005, the record date for the Annual Meeting of Shareholders to be held on June 6, 2005. Not only does it provide for you to give instructions as to how to vote your Common Stock, but it also indicates the number of such shares held of record entitled to five votes and the number of such shares entitled to one vote, according to Roper’s shareholder records. The number of votes per share to which you are entitled depends generally on when you acquired your Common Stock and whether or not there has been any change since the date of acquisition in the “beneficial ownership” of your Common Stock, as that phrase is defined in Roper’s Restated Certificate of Incorporation (“Restated Certificate of Incorporation”).

For example, if you acquired all of your Common Stock after April 15, 2001, you will have one vote per share. If you acquired your shares on or before April 15, 2001 and there has been no change in the beneficial ownership of your shares, you are entitled to five votes per share. You may beneficially own some Common Stock in each category, in which case you will be entitled to five votes with respect to some shares and one vote with respect to others.

Even though you have acquired shares after April 15, 2001, you may be entitled to five votes per share if the acquisition of such shares falls within one of the prescribed exceptions stated in the Restated Certificate of Incorporation, pertinent portions of which are set forth beginning on page A-1 of the Notice of Annual Meeting of Shareholders and Proxy Statement.

If you believe the number of your shares held of record indicated to be entitled to five votes and one vote is incorrect, you should follow the procedures set out in the Proxy Statement which accompanies the proxy card.

You also may own additional shares of Roper Common Stock in “street name” through bank or brokerage accounts. If so, you will receive a different proxy card with respect to those shares which you should complete to vote such additional shares at the Annual Meeting.

Very truly yours,

Brian D. Jellison Chairman, President and Chief Executive Officer

ROPER INDUSTRIES, INC.

This proxy for the 2005 Annual Meeting of Shareholders is Solicited on Behalf of the Board of Directors.

The undersigned instructs that this Proxy be voted as marked.

Please sign your name as it appears on this Proxy. In case of multiple or joint ownership, all should sign. When signing as attorney, executor, administrator, trustee or guardian give full title as such.

Date: 2005

Signature of Shareholder(s)

(Continue on Reverse Side)

Unless otherwise specified below, this Proxy will be voted (i) FOR the election as directors of the nominees listed below, and (ii) FOR the proposed amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company.

At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on June 6, 2005 at noon, local time, at its corporate offices at 2160 Satellite Blvd., Suite 200, Duluth, Georgia 30097 and all meeting adjournments, Brian D. Jellison and Michael W. Towe and each of them are authorized to represent me and vote may shares on the following:

1.	The election of three (3) directors. The nominees are:

Donald G. Calder, Derrick N. Key, Christopher Wright

☐ FOR all nominees listed above.

☐ FOR all nominees listed above except those selected nominees written on the line below:

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided above).

☐ WITHHOLD AUTHORITY to vote for all nominees listed above;

2.	The proposed amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

3.	To transact any other business properly brought before the meeting.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

ROPER INDUSTRIES, INC.

2160 Satellite Blvd., Suite 200

Duluth, Georgia 30097

770-495-5100

April 28, 2005

Dear Shareholder:

The enclosed Roper Industries, Inc. proxy card is different from the usual proxy card. Not only does it provide for you to give instructions as to how to vote your Roper Common Stock, but it also provides a place for you to confirm the number of shares you beneficially own on the date shown on the card. This, in turn, will indicate how many votes you will be entitled to cast at the Annual Meeting of Shareholders to be held on June 6, 2005.

The number of votes to which you will be entitled depends generally on when you acquired your shares and whether or not there has been any change since the date of acquisition in the “beneficial ownership” of your Common Stock, as that phrase is defined in Roper’s Restated Certificate of Incorporation, as amended (“Restated Certificate of Incorporation”).

For example, if you purchased all of your Common Stock after April 15, 2001, you will have one vote per share. If you acquired your shares on or before April 15, 2001 and there has been no change in the beneficial ownership of your shares, you are entitled to five votes per share.

Also, you may beneficially own some Common Stock in each category, in which case you will be entitled to five votes with respect to some shares and one vote with respect to others.

Even though you have acquired shares after April 15, 2001, you may be entitled to five votes per share if the acquisition of such shares falls within one of the prescribed exceptions stated in the Restated Certificate of Incorporation, pertinent portions of which are set forth beginning on page A-1 of the Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that you provide the information confirming the beneficial ownership of your shares in the space provided on the card. If you do not provide this information, you will be entitled to one vote per share for all shares covered by the proxy.

Very truly yours,

Brian D. Jellison
Chairman, President and Chief Executive Officer

ROPER INDUSTRIES, INC.

This proxy for the 2005 Annual Meeting of Shareholders is Solicited

on Behalf of the Board of Directors.

VOTING CONFIRMATION

Please confirm the number of shares beneficially owned as of April 15, 2005, for each category shares beneficially owned ON or BEFORE April 15, 2001 entitled to five votes each.

                     shares beneficially owned and acquired AFTER April 15, 2001 entitled to one vote each.

If no confirmation is provided, all shares voted will be entitled to one vote each.

The undersigned instructs that this Proxy be voted as marked.

Signature of Shareholder(s)

Please sign your name as it appears on this Proxy, in case of joint ownership, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.
Dated , 2005

(continued on reverse side)

Unless otherwise specified below, this Proxy will be voted (i) FOR the election as directors of the nominees listed below, and (ii) FOR the amendment to the Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company.

At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on June 6, 2005 at noon, local time, at its corporate offices at 2160 Satellite Blvd., Suite 200, Duluth, Georgia 30097 and all meeting adjournments, Brian D. Jellison and Michael W. Towe and each of them are authorized to represent me and vote may shares on the following:

1.	The election of three (3) directors. The nominees are:

Donald G. Calder, Derrick N. Key, Christopher Wright

☐ FOR all nominees listed above.

☐ FOR all nominees listed above except those selected nominees written on the line below:

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided above).

☐ WITHHOLD AUTHORITY to vote for all nominees listed above;

2.	The proposed amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

3.	To transact any other business properly brought before the meeting.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

TIME-PHASED VOTING INSTRUCTIONS

ROPER INDUSTRIES, INC.

Voting Procedures—Beneficial Owners

Common Stock of Roper Industries, Inc.

To All Banks, Brokers and Nominees:

Roper Industries, Inc. (“Roper”) shareholders who were holders of record on April 15, 2005 and who acquired Roper Common Stock on or before April 15, 2001, will be entitled to cast five votes per share at the Annual Meeting to be held June 6, 2005. Those holders of record who acquired their shares after April 15, 2001 are, with certain exceptions, entitled to cast one vote per share on the Common Stock they own.

To enable Roper to tabulate the voting by beneficial owners of Common Stock held in your name, a special proxy has been devised for use in tabulating the number of shares entitled to five votes each and one vote each. On this card, the beneficial owner must confirm the numbers of five-vote shares and one-vote shares, respectively, he is entitled to vote, and by the same signature, gives instructions as to the voting of those shares. ALL UNINSTRUCTED SHARES WILL BE VOTED UNDER THE 10-DAY RULE. ALL SHARES FOR WHICH BENEFICIAL OWNERSHIP IS NOT CONFIRMED, WHETHER INSTRUCTED OR NOT, WILL BE LISTED AS ONE-VOTE SHARES. THIS IS NOT TO BE REGARDED AS A NON-ROUTINE VOTE MERELY BECAUSE OF THE NATURE OF THE VOTING RIGHTS OF THE COMMON STOCK. The confirmation of beneficial ownership is as follows:

VOTING CONFIRMATION

Please provide the number of shares beneficially owned as of April 15, 2005 for each category.

                 shares beneficially owned ON or BEFORE April 15, 2001 entitled to five votes each.

                 shares beneficially owned and acquired AFTER April 15, 2001 entitled to one vote each.

If no confirmation is provided, it will be deemed that beneficial ownership of all shares voted will be entitled to one vote each.

You do not have to tabulate votes.    Only record the number of shares shown on the “Vote Confirmation” Section of the Proxy Card. If no shares are reported on the Proxy Card, record the shares for tabulation purposes as having been acquired AFTER April 15, 2001.

If you are a broker, do not confirm shares.    Only the beneficial owner confirms shares in each voting category shown on the Proxy Card.

If you are a bank or broker, you may wish to follow your usual procedures and furnish the Proxy Card to the beneficial owner. The beneficial owner will vote his beneficial ownership including the completion of the information required by the “Vote Confirmation”. The beneficial owner may return the Proxy Card back to you.

Unless otherwise specified below, this Proxy will be voted (i) FOR the election as directors of the nominees listed below and (ii) FOR the amendment to the Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company.

ROPER INDUSTRIES, INC.

This Proxy for the 2005 Annual Meeting of Shareholders

is Solicited on Behalf of the Board of Directors

At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on June 6, 2005 at noon, local time, at the corporate offices at 2160 Satellite Blvd., Suite 200, Duluth, Georgia 30097, and all adjournments thereof, Brian D. Jellison and Michael W. Towe, and each of them, are authorized to represent me and vote my shares on the following:

Item

1.	To elect three (3) directors;

2.	To amend the Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company; and

3.	To transact any other business properly brought before the meeting.

INSTRUCTION:	In the tables on the reverse side indicate the number of shares voted FOR or WITHHOLD AUTHORITY as to each and FOR, AGAINST or ABSTAIN as to each other proposal.

(Continued and to be signed on reverse side)

“Address Label”

(Continued from other side)

Shares beneficially owned on or BEFORE April 15, 2001 (Post number of shares, not number of votes)
		FOR	WITHHOLD AUTHORITY
1.	Directors

Donald G. Calder

Derrick N. Key

Christopher Wright

		FOR	AGAINST	ABSTAIN

2.	The proposed amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company.

3.	To transact any other business properly brought before the meeting.

Shares beneficially owned and acquired AFTER April 15, 2001 (Post number of shares, not number of votes)
		FOR	WITHHOLD AUTHORITY
1.	Directors

Donald G. Calder

Derrick N. Key

Christopher Wright

		FOR	AGAINST	ABSTAIN

2.	The proposed amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company.

3.	To transact any other business properly brought before the meeting.

POST ONLY RECORD POSITION: DO NOT TABULATE VOTES

Dated 2005

Signature of Shareholder

Please sign your name as it appears on this Proxy. In case of multiple or joint ownership, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

ROPER INDUSTRIES, INC.

2160 Satellite Blvd., Suite 200

Duluth, Georgia 30097

770-495-5100

April 28, 2005

Dear Roper Industries, Inc. Employees’ Retirement Savings 003 and/or 004 Plan (the “Plan”) Participant:

Please find enclosed Roper’s 2004 Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement which were recently mailed to our shareholders in advance of their June 6, 2005 Annual Meeting.

As a participant in the Plan by virtue of your employment you have elected that certain contributions to the Plan on your behalf be invested in Roper’s Common Stock acquired in the open market. All shares of Roper Common Stock so held for the benefit of Plan participants as of the record date (April 15, 2005) for the 2005 Annual Meeting of Shareholders will be voted by the Plan Trustee. In casting its votes, the Plan Trustee will consider the voting preferences of those Plan participants who have invested in Roper Common Stock.

Accordingly, I encourage you to complete the enclosed card, sign and date it, and return it to the Plan Trustee in the envelope provided. The cards must be received by June 3, 2005 in order to be considered by the Plan Trustee.

Sincerely,

Brian D. Jellison
Chairman, President and Chief Executive Officer

Enclosures

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

PROXY	ROPER INDUSTRIES, INC. EMPLOYEES’ RETIREMENT SAVING 003 PLAN PARTICIPANT VOTING PREFERENCE FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS	PROXY

The undersigned instructs the Plan Trustee of his/her preference that the shares of Roper Industries, Inc. Common Stock held in his/her Plan accounts as of the Annual Meeting record date be voted as indicated on the reverse side hereof.

Signature of Plan Participant (Please sign your name as it appears on this Proxy.)

Social Security No.

Date

Please mark your vote on the reverse side of this card.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

PROXY	ROPER INDUSTRIES, INC. EMPLOYEES’ RETIREMENT SAVING 004 PLAN PARTICIPANT VOTING PREFERENCE FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS	PROXY

The undersigned instructs the Plan Trustee of his/her preference that the shares of Roper Industries, Inc. Common Stock held in his/her Plan accounts as of the Annual Meeting record date be voted as indicated on the reverse side hereof.

Signature of Plan Participant (Please sign your name as it appears on this Proxy.)

Social Security No.

Date

Please mark your vote on the reverse side of this card.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on June 6, 2005 at noon, local time, at its corporate offices at 2160 Satellite Blvd., Suite 200, Duluth, Georgia 30097 and all meeting adjournments, my voting preference for the shares held in my Plan are as follows:

The election of three (3) directors. The nominees are:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Donald G. Calder, Derrick N. Key, Christopher Wright	☐	☐	☐

To withhold authority to vote, mark “For All Except” and write the nominee’s Name on the line below.

	FOR	AGAINST	ABSTAIN
The proposed amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
To transact any other business properly brought before the meeting.	☐	☐	☐

Please date and sign the reverse side of this card.

ROPER INDUSTRIES, INC.

2160 Satellite Blvd., Suite 200

Duluth, Georgia 30097

770-495-5100

April 28, 2005

Dear Roper Industries, Inc. Employee Stock Purchase Plan (the “Plan”) Participant:

Please find enclosed Roper’s 2004 Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement which were recently mailed to our shareholders in advance of their June 6, 2005 Annual Meeting.

As a participant in the Plan by virtue of your employment you have made contributions from your cash compensation for the purchase of shares of Roper’s Common Stock. All shares of Roper Common Stock held for the benefit of you and the other Plan participants as of the record date (April 15, 2005) for the 2005 Annual Meeting of Shareholders and not withdrawn from the Plan (“Plan Shares”) will be officially voted by an affiliate of Roper’s transfer agent, Wachovia Bank (“Wachovia”), in whose name such shares are held for your benefit. In casting its votes, Wachovia will vote only those Plan Shares for which voting preference proxy cards are received from Plan participants, and will vote in accordance with those preferences of those Plan participants who have invested in Roper Common Stock.

Accordingly, I encourage you to complete the enclosed voting preference card, sign and date it, and return it to Wachovia in the envelope provided. The cards must be received prior to June 3, 2005 in order to be considered by the Plan Trustee.

Sincerely,

Brian D. Jellison
Chairman, President and Chief Executive Officer

Enclosures

ROPER INDUSTRIES, INC.

EMPLOYEES’ STOCK PURCHASE PLAN PARTICIPANT VOTING PREFERENCE FOR THE

2005 ANNUAL MEETING OF SHAREHOLDERS

The undersigned instructs Wachovia Bank of his/her preference that the shares of Roper Industries, Inc. Common Stock held for my benefit under the Plan as of the Annual Meeting record date be voted as indicated on the reverse side hereof.

Signature of Plan Participant (Please sign your name as it appears on this Proxy.)

Social Security No.

Date

At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on June 6, 2005 at noon, local time, at its corporate offices at 2160 Satellite Blvd., Suite 200, Duluth, Georgia 30097 and all meeting adjournments, my voting preference for the shares held for my benefit under the Plan are as follows:

1.	The election of three (3) directors. The nominees are:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	Donald G. Calder, Derrick N. Key, Christopher Wright	☐	☐	☐

To withhold authority to vote, mark “For All Except” and write the nominee’s Name on the line below.

		FOR	AGAINST	ABSTAIN
2.	The proposed amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To transact any other business properly brought before the meeting.	☐	☐	☐

Please date and sign the reverse side of this card.